Exhibit 15.1

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-171964) of our report dated April 25, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 20-F.

PricewaterhouseCoopers S.à r.l.	Luxembourg, April 25, 2012
Represented by

/s/ Mervyn R. Martins

Mervyn R. Martins

PricewaterhouseCoopers S.à r.l., 400 Route d’Esch, B.P. 1443, L-1014 Luxembourg

T: +352 494848 1, F:+352 494848 2900, www.pwc.lu

Cabinet de révision agréé. Expert-comptable (autorisation gouvernementale n°00123693)

R.C.S. Luxembourg B 65 477—Capital social EUR 516 950—TVA LU17564447